As filed with the Securities and Exchange Commission on August 20, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5400 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	37-1699499 (I.R.S. Employer Identification No.)
Renee L. Wilm
Chief Legal Officer & Chief Administrative Officer
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
C. Brophy Christensen
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
(415) 984-8700
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 20, 2024
PROSPECTUS
LIBERTY MEDIA CORPORATION
10,650,000 Shares of
Series C Liberty Formula One Common Stock

We are offering and selling 10,650,000 shares of our Series C Liberty Formula One common stock, par value $0.01 per share (Series C Liberty Formula One common stock or FWONK), in this offering. We expect to receive net proceeds of approximately $      from the sale of shares of FWONK offered and sold by us in this offering.
Shares of FWONK are listed on The Nasdaq Global Select Market (Nasdaq) under the symbol “FWONK.” On August 19, 2024, the closing sale price of shares of FWONK as reported on Nasdaq was $78.81 per share.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$
We have granted the underwriter a 30-day option to purchase up to an additional 1,597,500 shares of FWONK from us at the public offering price, less the underwriting discounts and commissions.
Investing in our securities involves risks. You should carefully consider the matters described under the caption “Risk Factors” beginning on page 6 of this prospectus and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus to read about factors you should consider before buying shares of FWONK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares on or about           , 2024
Goldman Sachs & Co. LLC
The date of this prospectus is           , 2024.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Liberty,” the “Company,” “we,” “us,” “our,” or similar references, mean Liberty Media Corporation.
You should rely only on the information we have provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or incorporated by reference herein or therein. Neither we nor the underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates or on the date or dates which are specified and that any information previously filed with the Securities and Exchange Commission (the SEC) that is incorporated by reference is accurate only as of the date of such document or of such incorporated by reference document or on the date or dates which are specified. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “$,” “dollars,” “U.S.$” or “U.S. dollars” are to the currency of the United States of America and to “€ “ or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the Securities Act). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. In addition, our SEC filings and other information about us may also be obtained from our website at www.libertymedia.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus. Our Series A Liberty SiriusXM common stock, Series B Liberty SiriusXM common stock, Series C Liberty SiriusXM common stock, Series A Liberty Formula One common stock, Series C Liberty Formula One common stock, Series A Liberty Live common stock and Series C Liberty Live common stock are listed on the Nasdaq Global Select Market under the symbols “LSXMA,” “LSXMB,” “LSXMK,” “FWONA,” “FWONK,” “LLYVA” and “LLYVK,” respectively.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us and is deemed to be part of this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us, respectively, except for any information superseded by this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us, respectively, or any other document incorporated by reference herein or therein. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2023, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (the 2023 Form 10-K);

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our Definitive Proxy Statement on Schedule 14A, filed on April 25, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed on May 8, 2024, and June 30, 2024, filed on August 9, 2024;

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our Current Reports on Form 8-K filed on April 1, 2024, June 13, 2024, June 17, 2024 and August 15, 2024; and

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the description of our capital stock as set forth in Exhibit 4.13 of our 2023 Form 10-K, and any amendment or report filed for the purpose of updating such description.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us will be deemed to be modified or superseded for purposes of this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us to the extent that a statement contained in this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any such prospectus supplement or any such free writing prospectus prepared by or on behalf of us.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5400
Attention: Investor Relations

TRADE NAMES, TRADEMARKS AND SERVICE MARKS
SiriusXM, Live Nation, Formula One, Formula 1, F1 and certain other trade names, trademarks and service marks appearing in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us are our property or the property of our affiliates, and may be registered in the United States Patent and Trademark Office and / or in foreign trademark offices. Trade names, trademarks and service marks of other organizations appearing in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us are the property of their respective holders.

SUMMARY
The following summary highlights selected information included or incorporated by reference in this prospectus to help you understand our Company and shares of FWONK. It is included for convenience only and should not be considered complete. For a more complete understanding of our Company and shares of FWONK, we encourage you to read this entire document, any prospectus supplement, any free writing prospectus prepared by or on behalf of us and the information incorporated by reference herein or therein, including the financial statements of the Company and the notes thereto.
Our Company
Liberty Media Corporation, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the media and entertainment industries primarily in North America and the United Kingdom. Our principal businesses and assets include our consolidated subsidiaries Sirius XM Holdings Inc. (Sirius XM Holdings) and Formula 1 and our equity affiliate, Live Nation Entertainment, Inc. (Live Nation).
Sirius XM Holdings.   As of June 30, 2024, we owned approximately 83% of the outstanding equity interest in Sirius XM Holdings. Sirius XM Holdings operates two complementary audio entertainment businesses, SiriusXM and Pandora and Off-platform.
SiriusXM features music, sports, entertainment, comedy, talk, news, traffic and weather channels and other content, as well as podcasts and infotainment services, in the U.S. on a subscription fee basis. SiriusXM’s packages include live, curated and certain exclusive and on demand programming. The SiriusXM service is distributed through its two proprietary satellite radio systems and streamed via applications for mobile devices, home devices and other consumer electronic equipment. Satellite radios are primarily distributed through automakers, retailers and SiriusXM’s website. The SiriusXM service is also available through its in-car user interface, called “360L,” which combines SiriusXM’s satellite and streaming services into a single, cohesive in-vehicle entertainment experience.
The primary source of revenue for the SiriusXM business is subscription fees, with most of its customers subscribing to monthly or annual plans. SiriusXM also derives revenue from advertising on select non-music channels, which is sold under the SiriusXM Media brand, direct sales of its satellite radios and accessories, and other ancillary services. As of June 30, 2024, the SiriusXM business had approximately 33.3 million subscribers.
In addition to its audio entertainment businesses, SiriusXM provides connected vehicle services to several automakers. These services are designed to enhance the safety, security and driving experience of consumers. SiriusXM also offers a suite of data services that includes graphical weather and fuel prices, a traffic information service and real-time weather services in boats and airplanes. The SiriusXM business also holds a 70% equity interest and 33% voting interest in Sirius XM Canada.
The Pandora and Off-platform business operates a music, comedy and podcast streaming discovery platform, offering a personalized experience for each listener wherever and whenever they want to listen, whether through mobile devices, vehicle speakers or connected devices. Pandora enables listeners to create personalized stations and playlists, discover new content, hear artist- and expert-curated playlists and podcasts, as well as search and play songs and albums on-demand. Pandora is available as an ad-supported radio service, a radio subscription service (Pandora Plus), and an on-demand subscription service (Pandora Premium). As of June 30, 2024, Pandora had approximately 45.1 million monthly active users and 6.0 million subscribers.
The majority of revenue from Pandora is generated from advertising on its ad-supported radio service, which is sold under the SiriusXM Media brand. Pandora also derives subscription revenue from its Pandora Plus and Pandora Premium subscribers. Pandora also sells advertising on other audio platforms and in widely distributed podcasts, which are considered to be off-platform services. Pandora has an arrangement with SoundCloud to be its exclusive ad sales representative in the U.S. and certain European countries and offer advertisers the ability to execute campaigns across the Pandora and SoundCloud platforms. Pandora also has arrangements to serve as the ad sales representative for certain podcasts. In addition, through AdsWizz Inc., Pandora provides a comprehensive digital audio and programmatic advertising technology platform, which connects audio publishers and advertisers with a variety of ad insertion, campaign trafficking, yield optimization, programmatic buying, marketplace and podcast monetization solutions.

On December 11, 2023, Liberty entered into definitive agreements, subject to the terms thereof, to redeem each outstanding share of its Liberty SiriusXM common stock in exchange for a number of shares of common stock of a newly formed entity (the Split-Off), Liberty Sirius XM Holdings Inc. (Liberty Sirius XM Holdings) equal to the Exchange Ratio (as defined in the Reorganization Agreement, dated as of December 11, 2023, and as amended by the First Amendment to the Reorganization Agreement, dated as of June 16, 2024, in each case, by and among Liberty, Liberty Sirius XM Holdings and Sirius XM Holdings (the Reorganization Agreement)). The Exchange Ratio will be calculated prior to the effective time of the redemption and is estimated to be approximately 0.83 of a share of Liberty Sirius XM Holdings common stock. Liberty Sirius XM Holdings will be comprised of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group. The Split-Off is intended to be tax-free to holders of Liberty SiriusXM common stock (except with respect to cash received in lieu of fractional shares) and the completion of the Split-Off will be subject to various conditions, including the receipt of opinions of tax counsel. On December 11, 2023, Liberty also entered into an Agreement and Plan of Merger, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of June 16, 2024, pursuant to which a wholly owned subsidiary of Liberty Sirius XM Holdings will merge with and into Sirius XM Holdings, with Sirius XM Holdings surviving the merger as a wholly owned subsidiary of Liberty Sirius XM Holdings (the Merger and, together with the Split-Off, the Liberty SiriusXM Transactions), subject to the satisfaction of certain conditions. The Merger is dependent and conditioned on the approval and completion of the Split-Off, and the Merger will not be completed unless the Split-Off is completed. If the Split-Off is completed, the Merger will also be completed. Subject to the satisfaction of various conditions, we expect to complete the Liberty SiriusXM Transactions on September 9, 2024.
Formula 1.   Formula 1 is a global motorsports business that holds exclusive commercial rights with respect to the World Championship, an annual, approximately nine-month long, motor race-based competition in which teams compete for the Constructors’ Championship and drivers compete for the Drivers’ Championship. The World Championship takes place on various circuits with a varying number of events (Events) taking place in different countries around the world each season. Formula 1 derives its primary revenue from the commercial exploitation and development of the World Championship through a combination of race promotion, media rights and sponsorship arrangements. A significant majority of the race promotion, media rights and sponsorship contracts specify payments in advance and annual increases in the fees payable over the course of the contracts. The 2024 World Championship calendar is scheduled to have 24 Events. The 2023 World Championship calendar was originally scheduled to have 23 Events. However, following the cancellation of the Emilia-Romagna Grand Prix at Imola due to severe flooding in the region, 22 Events took place in 20 countries across Europe, Asia-Pacific, the Middle East and North and South America. In 2023, the World Championship was followed by hundreds of millions of television viewers in approximately 200 territories and Formula 1’s largest Events have hosted live audiences in excess of 450,000 on race weekends.
Formula 1 is responsible for the commercial exploitation and development of the World Championship, in the course of which it coordinates and transacts with the Federation Internationale de l’Automobile (FIA), the governing body and regulator of world motor sport, the Teams, the race promoters that stage Events, various media organizations worldwide, as well as advertisers and sponsors. Formula 1 also performs activities related to critical components of the World Championship, including filming and providing technical support at Events, production of the international television feed and logistics related to the transport of its and the Teams’ equipment, ensuring high quality and reducing delivery risk around the World Championship. Additionally, Formula 1, pursuant to other agreements with the FIA, holds the exclusive right to promote and commercially exploit the F2 and F3 series through 2041, and in 2023 launched F1 Academy, a series aimed at developing and preparing young female drivers to progress to higher levels of competition.
Formula 1 also generates revenue from a variety of other sources, including the operation of the Formula 1 Paddock Club hospitality program, freight, logistical and travel related services for the Teams and other third parties, the F2 and F3 race series, which run principally as support races during Event weekends, F1 Academy, various television production and post-production activities, digital and social media activities and other licensing of the commercial rights associated with the Formula 1 brand.
Live Nation.   At June 30, 2024, we beneficially owned approximately 30% of the issued and outstanding shares of common stock of Live Nation. Live Nation is considered the world’s leading live entertainment company. Live Nation has three business segments: concerts; ticketing; and sponsorship & advertising.

Recent Developments — Dorna Acquisition
On March 29, 2024, Liberty agreed, subject to certain conditions, to acquire (the Acquisition) approximately 86% of the equity interests in Dorna Sports, S.L., a private limited company incorporated in Spain (Dorna). Dorna is the exclusive commercial rights holder to the MotoGP™ World Championship. Upon completion of the Acquisition, MotoGP will be attributed to the Liberty Formula One Group (the Formula One Group). The aggregate purchase price of the Acquisition is approximately €3.017 billion to be payable to the sellers (the Sellers) party to a Share Purchase Agreement (the Purchase Agreement) in the following manner: (a) approximately €2.282 billion in cash (Minimum Cash Component); and (b) shares of FWONK (such shares of FWONK issued to the Sellers, the Consideration Shares), with an aggregate value equal to approximately €735 million, valued using the average of the daily volume-weighted average price per share of FWONK for the 20 consecutive trading day period ending on and including the trading day immediately preceding the date of delivery of the Consideration Schedule (as defined in the Purchase Agreement). The purchase price is subject to adjustment in accordance with the terms of the Purchase Agreement, including a “ticking fee” of €264,227.48 for each day from December 31, 2023 through the date of completion of the Acquisition and a reduction for any non-permitted “leakage” as defined in the Purchase Agreement. Further, the Purchase Agreement allows Buyer (as defined in the Purchase Agreement), a wholly owned subsidiary of Liberty, in its sole discretion, to elect to increase the total cash consideration to be paid to the Sellers, with a corresponding reduction in the total number of Consideration Shares.
Concurrent with the execution of the Purchase Agreement, Buyer and Delta 2 (Lux) S.à.r.l., an indirect wholly owned subsidiary of Liberty (Formula 1 OpCo), entered into a commitment letter (the Original Bridge Commitment Letter), with a financial institution (the Original Bridge Commitment Party), pursuant to which, subject to the terms and conditions set forth therein, the Original Bridge Commitment Party committed to provide an unsecured 364-day term loan bridge facility in an amount up to $2 billion (the Original Bridge Facility). The proceeds of the borrowings (if any) under the Original Bridge Facility provided for in the Original Bridge Commitment Letter was to be applied to (a) fund the Minimum Cash Component of the Acquisition and (b) pay the fees and expenses incurred in connection with the Acquisition. On April 27, 2024, Buyer and Formula 1 OpCo entered into an amended and restated commitment letter (the A&R Bridge Commitment Letter) with financial institutions (the Bridge Commitment Parties), pursuant to which, subject to the terms and conditions set forth therein, the Bridge Commitment Parties committed to provide an unsecured 364-day term loan bridge facility (the Bridge Facility) in an amount up to $1.65 billion in lieu of the Original Bridge Facility (the Bridge Facility Reduction). The proceeds of the borrowings (if any) under the Bridge Facility provided for in the A&R Bridge Commitment Letter will be applied to (a) fund the Minimum Cash Component of the Acquisition and (b) pay the fees and expenses incurred in connection with the Acquisition.
In connection with the Bridge Facility Reduction, Formula 1 OpCo entered into a commitment letter (the Formula 1 TLA Commitment Letter) with certain financial institutions (the Formula 1 TLA Commitment Parties), pursuant to which, subject to the terms and conditions set forth therein, the Formula 1 TLA Commitment Parties committed to provide incremental senior secured term facility “a” loans (the Formula 1 TLA) to Formula 1 OpCo in an amount up to $150 million. The proceeds of the Formula 1 TLA provided for in the Formula 1 TLA Commitment Letter will be applied to (a) fund the Minimum Cash Component of the Acquisition and (b) pay the fees and expenses incurred in connection with the Acquisition.
In addition, on April 27, 2024, Buyer entered into a commitment letter (the Dorna Commitment Letter), with certain financial institutions (the Dorna Commitment Parties), pursuant to which, subject to the terms and conditions set forth therein (including consummation of the Acquisition), the Dorna Commitment Parties have committed to provide (a) senior secured term “a” loans (the Dorna TLA) to Dorna in an amount up to €150 million and (b) incremental senior secured revolving credit commitments (the Dorna Incremental Revolver) in an amount that would increase Dorna’s existing revolving credit facility to €100 million, such that following the consummation of the Acquisition, Dorna’s debt is expected to be the €150 million Dorna TLA and €975 million senior secured term facility “b.” The proceeds of the Dorna TLA and the Dorna Incremental Revolver provided for in the Dorna Commitment Letter will be used for Dorna’s general corporate purposes.
While we expect to use the net proceeds from this offering to fund the increase in total cash consideration to be paid to the Sellers in the Acquisition, such that no Consideration Shares will be issued in the Acquisition, this offering is not contingent on completion of the Acquisition. The Acquisition is subject to the satisfaction of a number of conditions that may prevent, delay or otherwise materially adversely affect the completion of the Acquisition. Investors will not have any rights to require us to repurchase any shares of FWONK offered hereby if the Acquisition is not completed. Accordingly, even if the Acquisition is not completed, shares of FWONK sold in this offering will remain outstanding.
Corporate Information
Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400 and our website is located at www.libertymedia.com. The information contained on our website is not a part of this prospectus.

THE OFFERING
Issuer	Liberty Media Corporation, a Delaware corporation
Shares of FWONK Offered by Us	10,650,000 shares of our Series C Liberty Formula One common stock, par value $0.01 per share (Series C Liberty Formula One common stock or FWONK) (or 12,247,500 shares of FWONK if the underwriter’s option to purchase 1,597,500 additional shares of FWONK is exercised in full).
Shares of FWONK to be Outstanding Immediately Following This Offering	220,459,867 shares of FWONK (or 222,057,367 shares of FWONK if the underwriter’s option to purchase additional shares of FWONK is exercised in full).
Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ ($ if the underwriter’s option to purchase additional shares of FWONK is exercised in full), after deducting the underwriter’s discount and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering (i) to fund the increase in total cash consideration to be paid to the Sellers in the Acquisition, such that no Consideration Shares will be issued in the Acquisition and (ii) for general corporate purposes, including the repayment of debt. Completion of this offering is not conditioned upon consummation of the Acquisition. If the Acquisition is not consummated for any reason, the net proceeds from this offering would be available for general corporate purposes and attributed to the Formula One Group tracking stock. See “Use of Proceeds.”
Exchange Listing	Our Series C Liberty Formula One common stock is traded on the Nasdaq Global Select Market under the symbol “FWONK.”
Transfer Agent and Registrar for FWONK	Broadridge Financial Solutions, Inc.
Voting Rights	Holders of shares of FWONK have no voting rights, except as required by Delaware law.
Risk Factors	An investment in shares of FWONK involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus and the other information in this prospectus, including “Cautionary Note Regarding Forward Looking Statements” in this prospectus, before making an investment decision.
The number of shares of FWONK that are expected to be outstanding immediately after this offering is based on the number of shares of FWONK outstanding as of July 31, 2024 and excludes (a) 5,194,792 shares of FWONK reserved for issuance upon exercise of outstanding options or vesting of restricted stock units and performance-based RSUs granted under our shareholder approved equity compensation plans and (b) 5,723,988 shares of FWONK which may be issued in connection with the conversion of all $475 million of our 2.25% convertible notes due August 2027, subject to the terms and conditions of the notes and assuming a conversion rate for the notes of 12.0505 shares of FWONK per $1,000 principal amount of notes. Further, such number of shares of FWONK that are expected to be outstanding immediately after this offering also assumes that, pursuant to the Purchase Agreement, Buyer elects to increase the total cash consideration to be paid to the Sellers such that no Consideration Shares are paid to the Sellers for the Acquisition.

RISK FACTORS
An investment in our common stock, including the Series C Liberty Formula One common stock, involves risk. Before investing in shares of FWONK, you should carefully consider the information discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024, which is incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus, any prospectus supplement, any free writing prospectus prepared by or on behalf of us and in the documents we have incorporated by reference herein and therein. The occurrence of any of the events described as possible risks could have a material adverse effect on the value of our common stock, including the Series C Liberty Formula One common stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See “Where You Can Find More Information.”
Risks Related to the Acquisition
Investors will not have any rights to require us to repurchase any shares of FWONK offered hereby if the Acquisition is not completed, and our management will have broad discretion over the use of the proceeds and may not apply the proceeds in ways that you believe will increase the value of your investment.
This offering is not contingent on completion of the Acquisition. The Acquisition is subject to the satisfaction of a number of conditions that may prevent, delay or otherwise materially adversely affect the completion of the Acquisition. Investors will not have any rights to require us to repurchase any shares of FWONK offered hereby if the Acquisition is not completed. Accordingly, even if the Acquisition is not completed, shares of FWONK sold in this offering will remain outstanding.
If the Acquisition is not completed, we will be permitted to use the net proceeds of this offering for a broad range of general corporate purposes, which may or may not include pursuing alternative acquisitions. You may not agree with the manner in which our management chooses to allocate and use the net proceeds from this offering. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.
The Acquisition may not be completed on the terms or timeline currently contemplated, or at all, as we may be unable to satisfy the conditions or obtain the approvals required to complete the Acquisition or such approvals may contain material restrictions or conditions.
On March 29, 2024, we signed the Purchase Agreement for the Acquisition. The completion of the Acquisition is not a condition to completion of this offering of shares of FWONK. Further, the completion of the Acquisition is subject to a number of conditions. We cannot make any assurances that the Acquisition will be completed on the terms or timeline currently contemplated, or at all.
There are certain risks and uncertainties relating to the Acquisition, including the receipt of competition approvals in several jurisdictions. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated. There can be no assurance that the conditions to the closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. Failure to complete the Acquisition would prevent us from realizing the anticipated benefits of the Acquisition.
Even if the Acquisition is completed, we may not realize the potential benefits from the Acquisition in the near term or at all.
The success of the Acquisition will depend, in part, on our ability to successfully integrate the Dorna business operations with ours. If we are unable to do so following the Acquisition, the anticipated benefits and potential synergies of the Acquisition may not be realized fully or at all, or may take longer to realize than expected. Integration of Dorna may be more challenging or time consuming than we expect and there are various uncertainties associated with transitioning certain business practices and services following completion of the Acquisition. Any failure to timely realize the potential benefits of the Acquisition could have a material adverse effect on our business, operating results, and financial condition.

We are subject to provisions under the Acquisition documents that, in specified circumstances, could require us to pay significant break up fees or damages to the Sellers.
The transaction documents for the Acquisition provide that, in specified circumstances, we could be required to pay significant break up fees or damages to the Sellers. If the Acquisition is terminated under certain circumstances, we could become liable to the Sellers for a break up fee of €126.0 million. If we become obligated to pay damages in the event of a termination of the Acquisition documents, the payment could have a material adverse effect on us.
MotoGP has a significant amount of indebtedness and, if the Acquisition is consummated, the Company’s indebtedness will increase.
MotoGP has a significant amount of indebtedness outstanding and, if the Acquisition is consummated, the Company’s outstanding indebtedness will increase. In addition, while the Company may never utilize any or all of the Bridge Facility, the Company may require long-term debt financing in the future to consummate the Acquisition or to pay off existing indebtedness. Increased indebtedness would increase the Company’s vulnerability to general adverse economic and industry conditions; require it to dedicate a portion of its cash flow from operations to payments on indebtedness, reducing the availability of cash flow to fund capital expenditures, marketing and other general corporate activities; limit its ability to borrow additional funds; and may limit its flexibility in planning for, or reacting to, changes in its business. See “Summary — Recent Developments — Dorna Acquisition” for additional information about Dorna’s expected debt following the consummation of the Acquisition and the Company’s expected increased debt as a result of the Acquisition.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this prospectus, any free writing prospectus prepared by or on behalf of us and in the documents incorporated by reference herein or therein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. These forward-looking statements include statements regarding this offering; the proposed Acquisition; business, product and marketing plans, strategies and initiatives; new service offerings; renewal of licenses and authorizations; revenue growth and subscriber trends at Sirius XM Holdings; the proposed Liberty SiriusXM Transactions; our ownership interest in Sirius XM Holdings; the recoverability of goodwill and other long-lived assets; the performance of our equity affiliates; projected sources and uses of cash; the payment of dividends by Sirius XM Holdings; the anticipated non-material impact of certain contingent liabilities related to legal and tax proceedings; and other matters arising in the ordinary course of business. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors (as they relate to our consolidated subsidiaries and equity affiliates) that could cause actual results or events to differ materially from those anticipated:
•
our ability to consummate this offering;

•
the proposed Acquisition may not be completed on the terms or timeline currently contemplated, or at all, for a number of reasons;

•
our ability to realize the potential benefits from the proposed Acquisition;

•
the possibility that the proposed Acquisition may have unexpected costs;

•
the historical financial information of the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group may not necessarily reflect their results had they been separate companies;

•
our ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations;

•
our and our subsidiaries’ indebtedness could adversely affect operations and could limit the ability of our subsidiaries to react to changes in the economy or our industry;

•
the success of businesses attributed to each of our tracking stock groups and their popularity with audiences;

•
our and Sirius XM Holdings’ ability to realize the benefits of acquisitions or other strategic investments;

•
the impact of weak and uncertain economic conditions on consumer demand for products, services and events offered by our businesses attributed to each of our tracking stock groups;

•
our overlapping directors and management with Qurate Retail, Inc., Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc. and Atlanta Braves Holdings, Inc.;

•
the outcome of pending or future litigation;

•
the operational risks of our subsidiaries and business affiliates with operations outside of the U.S.;

•
our ability to use net operating loss, disallowed business interest and tax credit carryforwards to reduce future tax payments;

•
the degradation, failure or misuse of our information systems;

•
the ability of our subsidiaries and business affiliates to comply with government regulations, including, without limitation, Federal Communications Commission requirements, consumer protection laws and competition laws, and adverse outcomes from regulatory proceedings;

•
the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•
changes in the nature of key strategic relationships with partners, vendors and joint venturers;

•
the impact of a future pandemic and other public health related risks and events, such as COVID-19, on our customers, vendors and businesses generally;

•
competition faced by Sirius XM Holdings;

•
the ability of Sirius XM Holdings to attract and retain subscribers and listeners;

•
the ability of Sirius XM Holdings to market its services and sell advertising;

•
the ability of Sirius XM Holdings to maintain revenue growth from its advertising products;

•
the ability of Sirius XM Holdings to protect the security of personal information about its customers;

•
the interruption or failure of Sirius XM Holdings’ information technology and communication systems;

•
the impact of the market for music rights on Sirius XM Holdings and the rates Sirius XM Holdings must pay for rights to use musical works;

•
the ability of Sirius XM Holdings to successfully monetize and generate revenue from podcasts and other non-music content;

•
reliance on intellectual property and the ability to protect intellectual property;

•
reliance on third parties;

•
the ability to attract and retain qualified personnel;

•
the impact of our equity method investment in Live Nation on our net earnings and the net earnings of the Liberty Live Group;

•
termination of or changes in any of the agreements, commitments or policies Formula 1 relies on to operate and the limitations such agreements, commitments and policies impose on Formula 1;

•
challenges by tax authorities in the jurisdictions where Formula 1 operates;

•
changes in tax laws that affect Formula 1 and the Formula One Group;

•
the ability of Formula 1 to expand into new markets;

•
changes in laws and regulations and/or their interpretations related to advertising, media rights and the environment;

•
the relationship between the United Kingdom and the European Union following Brexit;

•
the establishment of rival motorsports events or other circumstances that impact the competitive position of Formula 1;

•
the impact of cancelations or postponements of events or accidents or terrorist attacks during events;

•
changes in consumer viewing habits and the emergence of new content distribution platforms;

•
fluctuations in currencies against the U.S. dollar;

•
the risks associated with the Company as a whole and our use of tracking stock groups, even if a holder does not own shares of common stock of all of our groups;

•
market confusion that results from misunderstandings about our capital structure;

•
market price of our tracking stocks may be volatile;

•
we may not pay dividends equally to our tracking stocks or at all;

•
our directors’ or officers’ equity ownership may create the appearance of conflicts of interest;

•
geopolitical incidents, accidents, terrorist acts, international conflicts, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to our subsidiaries and business affiliates;

•
challenges related to assessing the future prospects of tracking stock groups based on past performance;

•
our ability to recognize the anticipated benefits from the proposed Liberty SiriusXM Transactions;

•
the possibility that we may be unable to obtain stockholder approval required for the proposed Liberty SiriusXM Transactions;

•
the possibility that our business may suffer as a result of uncertainty surrounding the proposed Liberty SiriusXM Transactions; and

•
the possibility that the proposed Liberty SiriusXM Transactions may have unexpected costs.

These forward-looking statements and such risks, uncertainties and other factors in this prospectus, any prospectus supplement, any free writing prospectus prepared by or on behalf of us and in the documents incorporated by reference herein or therein speak only as of their respective dates or on the date or dates which are specified, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by applicable federal securities laws. When considering such forward-looking statements, you should keep in mind the factors described in “Risk Factors” and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $       ($       if the underwriter’s option to purchase additional shares of FWONK is exercised in full), after deducting the underwriter’s discount and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering (i) to fund the increase in total cash consideration to be paid to the Sellers in the Acquisition in the amount of €735 million (or approximately $803 million based on the euro/U.S.$ rate of exchange of €1.00/US$1.0919 on August 8, 2024, as reported by Bloomberg) such that no Consideration Shares will be issued in the Acquisition and (ii) for general corporate purposes, including the repayment of debt. Completion of this offering is not conditioned upon consummation of the Acquisition. If the Acquisition is not consummated for any reason, the net proceeds from this offering would be available for general corporate purposes and attributed to the Formula One Group tracking stock.

CAPITALIZATION
The following table presents our capitalization on:
•
an actual basis as of June 30, 2024; and

•
an as adjusted basis to give effect to this offering (assuming no exercise of the underwriter’s option to purchase additional shares of FWONK).

The following table does not give effect to (a) the Liberty SiriusXM Transactions or (b) the Acquisition. Please see “Summary — Recent Developments — Dorna Acquisition” for information about the Acquisition and the purchase price and debt which may be incurred in connection with the Acquisition.
You should read the information below in conjunction with the section entitled “Use of Proceeds,” the consolidated financial statements and related notes incorporated by reference herein and the other financial information included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us.
	Historical	As adjusted
	As of June 30, 2024
	(amounts in millions) (unaudited)
Cash and cash equivalents	$2,085	$
Long term debt, including current portion:(1)
Liberty SiriusXM Group
Total Liberty SiriusXM Group	10,813		10,813
Formula One Group
Corporate level notes and loans:
2.25% Convertible Senior Notes due 2027	503		503
Other	56		56
Subsidiary notes and loans:
Formula 1 Senior Loan Facilities	2,361		2,361
Deferred financing costs	(8)		(8)
Total Formula One Group	2,912		2,912
Liberty Live Group
Total Liberty Live Group	1,303		1,303
Total long-term debt, including current portion	$15,028		$15,028
Equity
Common stock	$6	$
Additional paid-in capital	1,387
Accumulated other comprehensive earnings (loss), net of taxes	(57)
Retained earnings	15,724
Total stockholders’ equity	17,060
Noncontrolling interests in equity of subsidiaries	3,147
Total equity	$20,207	$
Total capitalization	$35,235	$

(1)
Presented at carrying value.

UNDERWRITING
We are offering the shares of FWONK described in this prospectus. Goldman Sachs & Co. LLC is acting as underwriter. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the        shares of FWONK.
The underwriter is committed to purchase all of the shares of FWONK offered by us if it purchases any shares. The offering of the shares of FWONK by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The underwriter proposes to offer the shares of FWONK directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $       per share. Any such dealers may resell shares of FWONK to certain other brokers or dealers at a discount of up to $       per share from the initial public offering price. After the initial offering of the shares of FWONK to the public, the offering price and other selling terms may be changed by the underwriter. Sales of shares of FWONK made outside of the United States may be made by affiliates of the underwriter.
We have granted the underwriter an option to purchase up to an additional 1,597,500 shares of FWONK from us at the public offering price listed on the cover page of this prospectus, less the underwriting discounts and commissions. The underwriter has 30 days from the date of this prospectus to exercise this option to purchase additional shares of FWONK.
The underwriting fee is equal to the public offering price per share of FWONK less the amount paid by the underwriter to us per share of FWONK. The underwriting fee is $       per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $       million.
A prospectus in electronic format may be made available on the web sites maintained by the underwriter. The underwriter may agree to allocate a number of shares of FWONK for sale to its online brokerage account holders.
We have agreed that we will not (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of FWONK or any securities convertible into or exercisable or exchangeable for shares of FWONK, or publicly announce an intention to do any of the foregoing, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of FWONK, whether any such transaction described in (i) or (ii) above is to be settled by delivery of shares of FWONK or such other securities, in cash or otherwise, in each case without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus, other than (a) the shares of FWONK to be sold hereunder, (b) any shares of FWONK issued by us upon the exercise of an option, stock appreciation award or warrant or the conversion of a security outstanding on the date of this prospectus, (c) any shares of FWONK issued or options to purchase FWONK granted, or stock appreciation rights or restricted shares units relating to shares of FWONK granted, pursuant to our existing employee benefit plans, (d) any shares of FWONK issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (e) any shares of FWONK that may be issued to any seller in the Acquisition or the filing of any registration statement in connection with the Acquisition, (f) any existing

“zero-cost collar” arrangements that exist as of the date of this prospectus or (g) pursuant to the Exchange Agreement, dated as of July 28, 2021, by and among John C. Malone, the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 and the Company.
Our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 30 days after the date of this prospectus, may not, without the prior written consent of the underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of FWONK or any securities convertible into or exchangeable or exercisable for shares of FWONK, whether owned at the date of such lock-up agreement or thereafter acquired by such person or with respect to which such person or entity had or thereafter acquires the power of disposition (collectively, the Lock-Up Securities), or publicly announce an intention to do any of the foregoing (other than as required by applicable law), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of FWONK or other securities, in cash or otherwise.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of FWONK in the open market for the purpose of preventing or retarding a decline in the market price of the shares of FWONK while this offering is in progress. These stabilizing transactions may include making short sales of the shares of FWONK, which involves the sale by the underwriter of a greater number of shares of FWONK than it is required to purchase in this offering, and purchasing shares of FWONK on the open market to cover positions created by short sales. A naked short position may be created if the underwriter is concerned that there may be downward pressure on the price of the shares of FWONK in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares of FWONK in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the shares of FWONK, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of the shares of FWONK or preventing or retarding a decline in the market price of the shares of FWONK, and, as a result, the price of the shares of FWONK may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
In addition, in connection with this offering, the underwriter may engage in passive market making transactions in shares of FWONK on Nasdaq prior to the pricing and completion of this offering. Passive market making consists of displaying bids on Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the shares of FWONK during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of shares of FWONK to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Australia
This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. This prospectus does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the shares of FWONK.
The shares of FWONK are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the shares of FWONK has been, or will be, prepared.
This prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for shares of FWONK, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, shares of FWONK shall be deemed to be made to such recipient and no applications for shares of FWONK will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for shares of FWONK you undertake to us that, for a period of 12 months from the date of issue of the shares of FWONK, you will not transfer any interest in the shares of FWONK to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.
Notice to Prospective Investors in Bermuda
Shares of FWONK may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in the British Virgin Islands
The shares of FWONK may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of the Securities Investment Business Act 2010 (SIBA). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

Notice to Prospective Investors in Canada
The shares of FWONK may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of FWONK must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in China
This prospectus does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the PRC). The shares of FWONK are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of FWONK or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.
Notice to Prospective Investors in Dubai
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The shares of FWONK to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of FWONK offered should conduct their own due diligence on the shares of FWONK. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the Prospectus Regulation). This prospectus has been prepared on the basis that any offer of shares of FWONK in any Member State of the European Economic Area (the EEA) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of FWONK. Accordingly, any person making or intending to make an offer in any Member State of the EEA of shares of FWONK which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor the underwriter have authorised, nor do they authorise, the making of any offer of shares of FWONK in the EEA in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

In relation to each Member State of the EEA, no offer of shares of FWONK which are the subject of the offering contemplated by this prospectus to the public may be made in that Member State of the EEA other than:
(a)   to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of FWONK shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
Each person located in a Member State of the EEA to whom any offer of shares of FWONK is made or who receives any communication in respect of an offer of shares of FWONK, or who initially acquires any shares of FWONK will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State of the EEA implementing Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares of FWONK acquired by it as a financial intermediary as that term is used in Article 2(d) of the Prospectus Regulation, the shares of FWONK acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State of the EEA other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where shares of FWONK have been acquired by it on behalf of persons in any Member State of the EEA other than qualified investors, the offer of those shares of FWONK to it is not treated under the Prospectus Regulation as having been made to such persons.
The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an offer of shares of FWONK to the public in relation to any shares of FWONK in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of FWONK to be offered so as to enable an investor to decide to purchase or subscribe the shares of FWONK.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of shares of FWONK pursuant to this prospectus. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) shares of FWONK have not been and will not be offered or sold in Hong Kong, by means of this prospectus or any document, other than to “professional investors” as defined in Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (C(WUMP)O) or which do not constitute an offer to the public within the meaning of the C(WUMP)O, and (ii) no advertisement, invitation or document relating to shares of FWONK has been or will be issued to or has been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of FWONK which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of FWONK have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and accordingly, our shares of

FWONK will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan (which term, as used herein, means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan, or to, for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Korea
The shares of FWONK have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the shares of FWONK have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of FWONK may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the FETL). Furthermore, the purchaser of shares of FWONK shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of shares of FWONK. By the purchase of shares of FWONK, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (Commission of Malaysia) for the Commission of Malaysia’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of FWONK may not be circulated or distributed, nor may the shares of FWONK be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission of Malaysia; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares of FWONK, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission of Malaysia; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute, and may not be used for the purpose of, a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Commission of Malaysia under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Saudi Arabia
This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital

Market Authority (CMA) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the CMA Regulations). The CMA does not make any representation as to the accuracy or completeness of this prospectus and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the shares of FWONK offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares of FWONK. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.
Notice to Prospective Investors in Singapore
This prospectus has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the SFA) by the Monetary Authority of Singapore, and the offer of shares of FWONK in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of FWONK may not be circulated or distributed, nor may shares of FWONK be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA or other relevant person as defined in Section 275(2) of the SFA and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
Where shares of FWONK are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired shares of FWONK except:
(1)
to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, the shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies.
(a)   the offer, transfer, sale, renunciation or delivery is to
(1)
persons whose ordinary business is to deal in securities, as principal or agent;

(2)
the South African Public Investment Corporation;

(3)
persons or entities regulated by the Reserve Bank of South Africa;

(4)
authorized financial service providers under South African law;

(5)
financial institutions recognized as such under South African law;

(6)
a wholly-owned subsidiary of any person or entity contemplated in (3), (4) or (5), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(7)
any combination of the person in (1) to (6); or

(b)   the total contemplated acquisition cost of the shares of FWONK, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.
No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the South African Companies Act)) in South Africa is being made in connection with the issue of the shares of FWONK. Accordingly, this prospectus does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares of FWONK in South Africa constitutes an offer of the shares of FWONK in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this prospectus must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as SA Relevant Persons). Any investment or investment activity to which this prospectus relate is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (Swiss CO) and the shares of FWONK will not be listed on the SIX Swiss Exchange. Therefore, this prospectus may not comply with the disclosure standards of the Swiss CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares of FWONK may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares of FWONK with a view to distribution.
Notice to Prospective Investors in Taiwan
The shares of FWONK have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of FWONK in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The shares of FWONK have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the UK Prospectus Regulation). This prospectus has been prepared on the basis that any offer of shares of FWONK in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Series C Liberty Formula One common stock. Accordingly any person making or intending to make an offer in the United Kingdom of shares of FWONK which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the FSMA) in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of Series C Liberty shares of FWONK in the United Kingdom in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.
In relation to the United Kingdom, no offer of shares of FWONK which are the subject of the offering contemplated by this prospectus to the public may be made in the United Kingdom other than:
(a)   to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the representatives for any such offer; or
(c)   in any other circumstances falling within section 86 of the FSMA, provided that no such offer of shares of FWONK shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA.
Each person located in the United Kingdom to whom any offer of shares of FWONK is made or who receives any communication in respect of an offer of shares of FWONK, or who initially acquires any shares of FWONK will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any shares of FWONK acquired by it as a financial intermediary as that term is used in Article 2(d) of the UK Prospectus Regulation, the shares of FWONK acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where shares of FWONK have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of FWONK to it is not treated under the UK Prospectus Regulation as having been made to such persons.
The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an offer of shares of FWONK to the public in relation to any shares of FWONK means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of FWONK to be offered so as to enable an investor to decide to purchase or subscribe for the shares of FWONK.
The communication of this prospectus and any other document or materials relating to the issue of the shares of FWONK offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Financial Promotion Order)),

(ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as relevant persons). This prospectus and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any other documents and/or materials relating to the issue of the shares of FWONK offered hereby or any of their contents.
Other Regulatory Restrictions in the United Kingdom
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of FWONK in, from or otherwise involving the United Kingdom.
Material Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which it has received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for its own account or the account of customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Liberty (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with Liberty. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that it should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by O’Melveny & Myers LLP. The underwriter has been represented by Sidley Austin LLP.
EXPERTS
The consolidated financial statements of Liberty Media Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the Registration Statement on Form S-3 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10,650,000 Shares of
Series C Liberty Formula One Common Stock
Liberty Media Corporation

PROSPECTUS

Goldman Sachs & Co. LLC
The date of this prospectus is           , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by Liberty Media Corporation (the Corporation or the Registrant) in connection with the securities being registered. All amounts are estimates.
Registration fee	$(1)
Legal fees and expenses	500,000
Accounting fees and expenses	135,000
Printing and engraving expenses	6,000
Total	$641,000(1)

(1)
To be deferred. See Filing Fee Table filed as Exhibit 107.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (DGCL) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors or certain officers to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of Title 8 of the DGCL, (iv) a director or officer for any transaction from which the director derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
Article V, Section E of the Restated Certificate of Incorporation (the Charter) of the Registrant provides as follows:
1.   Limitation On Liability.   To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.   Indemnification.
(a)   Right to Indemnification.   The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a proceeding) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the Charter. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.
(b)   Prepayment of Expenses.   The Corporation will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.
(c)   Claims.   If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
(d)   Non-Exclusivity of Rights.   The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
(e)   Other Indemnification.   The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
3.   Amendment or Repeal.   Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
The Registrant’s Amended and Restated Bylaws provide indemnification that is similar to the indemnification in the Charter.
The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements are intended to provide indemnification to the fullest extent permitted by law.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Document
1.1	Form of Underwriting Agreement (to be filed after effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended).
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35707), as filed on August 3, 2023).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35707), as filed on August 15, 2024).
4.1	Specimen certificate for shares of the Company’s Series C Liberty Formula One common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.6 to the Company’s Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-268921), as filed on April 6, 2023).
5.1*	Opinion of O’Melveny & Myers LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Calculation of Filing Fee Table.

*
Filed herewith

Item 17.   Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to the effective date.

(b)
The undersigned Registrant hereby further undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 20, 2024.
LIBERTY MEDIA CORPORATION
By:
/s/ Renee L. Wilm

Name:
Renee L. Wilm

Title:
Chief Legal Officer and Chief Administrative Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints each of Brian J. Wendling and Renee L. Wilm as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ John C. Malone John C. Malone	Chairman of the Board and Director	August 20, 2024
/s/ Gregory B. Maffei Gregory B. Maffei	Director, President and Chief Executive Officer (Principal Executive Officer)	August 20, 2024
/s/ Brian J. Wendling Brian J. Wendling	Chief Accounting Officer and Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2024
/s/ Robert R. Bennett Robert R. Bennett	Director	August 20, 2024
/s/ Derek Chang Derek Chang	Director	August 20, 2024
/s/ Brian M. Deevy Brian M. Deevy	Director	August 20, 2024
/s/ M. Ian G. Gilchrist M. Ian G. Gilchrist	Director	August 20, 2024

Signature	Title	Date
/s/ Evan D. Malone Evan D. Malone	Director	August 20, 2024
/s/ Larry E. Romrell Larry E. Romrell	Director	August 20, 2024
/s/ Andrea L. Wong Andrea L. Wong	Director	August 20, 2024